Exhibit 99.1

Proto Labs Reports Financial Results for the First Quarter 2016

Quarterly Revenue Increases 24% Year over Year to $72.6 Million

MAPLE PLAIN, Minn. – April 28, 2016 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights include:

●

Revenue for the first quarter of 2016 was $72.6 million, 24 percent above revenue of $58.5 million in the first quarter of 2015. Alphaform, the German company acquired in the fourth quarter of 2015, generated $4.9 million in revenue in the first quarter. Excluding this contribution, legacy revenue totaled $67.7 million, an increase of 16 percent compared with the first quarter of 2015.

●

Revenue from 3D printing totaled $9.1 million. Excluding Alphaform’s 3D printing revenue of $2.5 million, legacy 3D printing revenue was $6.6 million, an increase of 46 percent from the 2015 first quarter.

●	The number of unique product developers and engineers served increased 20 percent to 13,249 from 11,009 in the first quarter of 2015.
●

Net income for the first quarter of 2016 was $10.7 million, or $0.40 per diluted share. Non-GAAP net income, excluding the after-tax expense of stock compensation, amortization of intangibles and unrealized foreign currency gains, was $11.7 million, or $0.44 per diluted share. See “Non-GAAP Financial Measures” below.

“We continued to generate revenue growth in the quarter, driven by strong 3D printing revenue, steady injection molding and CNC machining growth and the contribution from Alphaform,” said Vicki Holt, President and Chief Executive Officer. “We continue to make good progress with our 3D printing business. We are in the process of moving into our new 3D printing facility in North Carolina and manufacturing there has begun. The integration of Alphaform is tracking to plan. We have implemented our web-based order system and digital manufacturing platform and are ready to begin our full scale marketing and sales effort of our 3D printing services in Europe.

“While within our guidance for the quarter, revenue growth from our legacy injection molding and CNC machining services was tempered by a slowdown in industrial production. Despite these headwinds, growth of unique product developers remained very strong, demonstrating the impact of key marketing initiatives and our sales team focus on helping new customers unlock the power of Proto Labs’ digital manufacturing model.”

1

Additional First Quarter 2016 Highlights include:

●

Gross margin was 54.6 percent of revenue for the first quarter compared with 56.0 percent for the fourth quarter of 2015. Alphaform had a 380 basis point negative impact on gross margin in the first quarter of 2016.

●

GAAP operating margin was 20.9 percent of revenue during the first quarter of 2016 compared to 27.1 percent for the first quarter of 2015. On a non-GAAP basis, operating margin was 23.5 percent. See “Non-GAAP Financial Measures” below.

●	Cash generated from operations during the first quarter totaled $16.9 million. Cash and investments increased $11.5 million during the quarter to $157.2 million at March 31, 2016.

“Looking ahead, we foresee challenges with the industrial economy over the next few quarters. We believe the initiatives we put in place in the second half of 2015 to capitalize on new market opportunities are progressing. These initiatives include segmenting and targeting the markets we serve and developing more strategic relationships with our customers. We can see that we are gaining traction in the market, as evidenced by our growth in product developers served. We remain committed to our strategy for growth and are focused on achieving our objectives,” Ms. Holt concluded.

Non-GAAP Financial Measures

The company has included non-GAAP adjusted revenue growth that excludes the impact of changes in foreign currency exchange rates and legacy revenue excluding the revenue contribution from Alphaform from total revenues in this press release to provide investors with additional information regarding the company’s financial results. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has also included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has also included a reconciliation of non-GAAP condensed consolidated statement of operations to GAAP condensed consolidated statement of operations. The non-GAAP condensed consolidated statement of operations provides non-GAAP operating income and non-GAAP net income, which are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP operating income and non-GAAP net income provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, April 28, 2016 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150. Outside the U.S. please dial 201-689-8354. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Proto Labs website and the following link: http://edge.media-server.com/m/p/zqwvkhgd. A replay will be available for 14 days following the call on the investor relations section of Proto Labs’ website.

About Proto Labs, Inc.

Proto Labs is the world’s fastest digital manufacturing source for custom prototypes and low-volume production parts. The technology-enabled company uses advanced 3D printing, CNC machining and injection molding technologies to produce parts within days. The result is an unprecedented speed-to-market value for product designers and engineers worldwide. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

John Way, 763-479-7726

john.way@protolabs.com

Jenifer Kirtland, 408-656-9496

jkirtland@evcgroup.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$50,626	$47,653
Short-term marketable securities	38,804	33,201
Accounts receivable, net	36,152	36,125
Inventory	9,920	9,771
Income taxes receivable	2,029	6,028
Other current assets	6,617	5,224
Total current assets	144,148	138,002

Property and equipment, net	130,341	125,475
Long-term marketable securities	67,726	64,789
Goodwill	28,916	28,916
Other intangible assets, net	3,150	3,337
Other long-term assets	554	517
Total assets	$374,835	$361,036

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$13,541	$13,643
Accrued compensation	8,747	9,993
Accrued liabilities and other	1,648	2,626
Total current liabilities	23,936	26,262

Long-term deferred tax liabilities	4,325	4,240
Other long-term liabilities	2,868	2,889

Shareholders' equity	343,706	327,645
Total liabilities and shareholders' equity	$374,835	$361,036

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue
Injection Molding (Protomold)	$43,169	$37,618
CNC Machining (Firstcut)	18,875	16,370
3D Printing (Fineline)	9,110	4,548
Other	1,414	-
Total revenue	72,568	58,536

Cost of revenue	32,914	23,282
Gross profit	39,654	35,254

Operating expenses
Marketing and sales	10,942	8,854
Research and development	5,318	4,314
General and administrative	8,251	6,245
Total operating expenses	24,511	19,413
Income from operations	15,143	15,841
Other income (expense), net	625	(457)
Income before income taxes	15,768	15,384
Provision for income taxes	5,106	4,931
Net income	$10,662	$10,453

Net income per share:
Basic	$0.41	$0.40
Diluted	$0.40	$0.40

Shares used to compute net income per share:
Basic	26,222,148	25,850,274
Diluted	26,442,357	26,214,204

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$10,662	$10,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,789	3,399
Stock-based compensation expense	1,732	1,342
Deferred taxes	89	343
Excess tax benefit from stock-based compensation	(1,310)	(510)
Amortization of held-to-maturity securities	289	305
Changes in operating assets and liabilities	1,693	85
Net cash provided by operating activities	16,944	15,417

Investing activities
Purchases of property and equipment	(8,275)	(6,230)
Purchases of marketable securities	(18,794)	(11,575)
Proceeds from sales and maturities of marketable securities	10,465	11,646
Net cash used in investing activities	(16,604)	(6,159)

Financing activities
Payments on debt	-	(49)
Acquisition-related contingent consideration	(400)	(1,000)
Proceeds from exercises of stock options and other	1,614	878
Excess tax benefit from stock-based compensation	1,310	510
Net cash provided by financing activities	2,524	339
Effect of exchange rate changes on cash and cash equivalents	109	(373)
Net increase in cash and cash equivalents	2,973	9,224
Cash and cash equivalents, beginning of period	47,653	43,329
Cash and cash equivalents, end of period	$50,626	$52,553

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue
Injection Molding (Protomold)	$43,169	$-	$43,169	$37,618	$-	$37,618
CNC Machining (Firstcut)	18,875	-	18,875	16,370	-	16,370
3D Printing (Fineline)	9,110	-	9,110	4,548	-	4,548
Other	1,414	-	1,414	-	-	-
Total revenue	72,568	-	72,568	58,536	-	58,536

Cost of revenue	32,914	(130)	32,784	23,282	(111)	23,171
Gross profit	39,654	130	39,784	35,254	111	35,365

Operating expenses
Marketing and sales	10,942	(278)	10,664	8,854	(236)	8,618
Research and development	5,318	(294)	5,024	4,314	(294)	4,020
General and administrative	8,251	(1,216)	7,035	6,245	(887)	5,358
Total operating expenses	24,511	(1,788)	22,723	19,413	(1,417)	17,996
Income from operations	15,143	1,918	17,061	15,841	1,528	17,369
Other income (expense), net	625	(324)	301	(457)	453	(4)
Income before income taxes	15,768	1,594	17,362	15,384	1,981	17,365
Provision for income taxes	5,106	537	5,643	4,931	568	5,499
Net income	$10,662	$1,057	$11,719	$10,453	$1,413	$11,866

Net income per share:
Basic	$0.41	$0.04	$0.45	$0.40	$0.06	$0.46
Diluted	$0.40	$0.04	$0.44	$0.40	$0.05	$0.45

Shares used to compute net income per share:
Basic	26,222,148	26,222,148	26,222,148	25,850,274	25,850,274	25,850,274
Diluted	26,442,357	26,442,357	26,442,357	26,214,204	26,214,204	26,214,204

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Net Income per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense and unrealized (gain) loss on foreign currency
GAAP net income	$10,662	$10,453
Add back:
Stock-based compensation expense	1,732	1,342
Amortization expense	186	186
Unrealized (gain) loss on foreign currency	(324)	453
Total adjustments	1,594	1,981
Income tax benefits on adjustments	(537)	(568)
Non-GAAP net income	$11,719	$11,866

Non-GAAP net income per share:
Basic	$0.45	$0.46
Diluted	$0.44	$0.45

Shares used to compute non-GAAP net income per share:
Basic	26,222,148	25,850,274
Diluted	26,442,357	26,214,204

Proto Labs, Inc.

Comparison of GAAP to Non-GAAP Revenue Growth

(In thousands)

(Unaudited)

	Three Months Ended March 31,		%	% Change Constant
	2016	2015	Change	Currencies[1]
Revenues
United States	$54,468	$47,429	14.8%	14.8%
Europe	15,631	8,781	78.0%	83.7%
Japan	2,469	2,326	6.2%	2.4%
Total Revenue	$72,568	$58,536	24.0%	24.7%

[1] Revenue growth for the three months ended March 31, 2016 has been recalculated using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

	Three Months Ended March 31,		%	% Change Constant
	2016	2015	Change[2]	Currencies[2]
Revenues
United States	$54,468	$47,429	14.8%	14.8%
Europe	10,739	8,781	22.3%	28.0%
Japan	2,469	2,326	6.2%	2.4%
Total Revenue	$67,676	$58,536	15.6%	16.3%

[2] Revenue growth for the three months ended March 31, 2016 has been recalculated to exclude revenue earned from our acquisition of Alphaform, and using 2015 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

Proto Labs, Inc.

Revenue by Geography - Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Domestic
United States	$50,567	$44,845
International
Europe	15,631	8,781
Japan	2,469	2,326
United States	3,901	2,584
Total international	22,001	13,691
Total revenue	$72,568	$58,536

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Unique product developers and engineers served	13,249	11,009

Note: the data above does not include product developers and engineers who purchased products attributable to our acquisition of Alphaform during the periods presented